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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos., 33-52526, 33-52528, 33-92208, 33-92184, 333-65181, 333-94987, 333-37442,
333-70648, 333-101806, 333-113150, 333-114090 and 333-123688 of Starbucks
Corporation on Form S-8 of our reports dated December 16, 2005, relating to the financial statements of Starbucks Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Starbucks Corporation for the year ended October 2, 2005.



/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
December 16, 2005